Exhibit 99.1

Sunny Holcomb

(914) 288-8100

ACADIA REALTY TRUST REPORTS FIRST QUARTER 2021 OPERATING RESULTS

RYE, NY (April 28, 2021) - Acadia Realty Trust (NYSE: AKR) (“Acadia” or the “Company”) today reported operating results for the quarter ended March 31, 2021. All per share amounts are on a fully-diluted basis, where applicable.

Acadia operates dual platforms, comprised of a high-quality core real estate portfolio (“Core Portfolio”), through which the Company owns and operates retail assets in the nation’s most dynamic corridors, and a series of discretionary, institutional funds (“Funds”) that target opportunistic and value-add investments.

Please refer to the tables and notes accompanying this press release for further details on operating results and additional disclosures related to net income (loss), funds from operations ("FFO") as per NAREIT and before Special Items (discussed below), and net property operating income ("NOI") that were each impacted due to the COVID-19 Pandemic.

First Quarter and Recent Highlights

•	Core Portfolio Leasing:
o	Core leasing pipeline increased to over $10.0 million, with approximately $5.0 million executed to date
o	Over 50% of leasing pipeline within its Street/Urban portfolio, including key leases in Chicago, San Francisco and New York Metro
o	GAAP and cash leasing spreads of 23.7% and 1.1%, respectively, on comparable new and renewal leases executed
o	89.5% occupied and 91.0% leased as of March 31, 2021 compared to 89.9% occupied and 90.9% leased as of December 31, 2020
•	Fund V Update:
o	Approximately $100.0 million of new Fund V investments under contract and/or agreements in principle
o

Extended the investment period to August 2022 with 40% of remaining capital commitments available to invest (approximately $600.0 million on a leveraged basis, including the $100.0 million of identified investments, above)

•	Balance Sheet:
o	Accumulated approximately $40.0 million of cash, which was utilized to pay down debt during the first quarter (representing approximately 5% of Core indebtedness)
o	Reinstated its quarterly dividend at $0.15 per common share
o	No additional shares have been issued year to date
•	Earnings and Operating Results:
o	GAAP earnings per share of $0.06, NAREIT FFO per share of $0.26 and FFO before Special Items per share of $0.25
o	Raising 2021 guidance to $1.00 to $1.14 (from $0.98 to $1.14) to reflect its improved outlook on leasing and credit reserves
o	Decrease in same-property NOI of 14.5% for the first quarter 2021 as compared to first quarter 2020 (pre-pandemic) primarily due to elevated credit reserves

o	First quarter 2021 cash collections of 92% of pre-COVID billings (as defined below)
o	Approximately 92% and 95% of Core Portfolio’s tenants were open for business at March 31, 2021 based on pro-rata gross annualized base rents (“ABR”) and gross leasable area (“GLA”), respectively

“As spring unfolds, our portfolio remains both stable and on the rebound from the continued reopening of our cities and states with increasing enthusiasm about our economy’s long-term outlook,” stated Kenneth F. Bernstein, President and CEO of Acadia Realty Trust. “We continue to expand our leasing pipeline, which includes several new executed leases on our key urban and street-retail spaces; in doing so, we are seeing retailer demand shift from the necessity-based component of our portfolio to the discretionary elements as the consumer signals pent-up demand. On the external growth front, we are also beginning to see more actionable investment opportunities, and our dual platform is well poised to capitalize on them.”

OPERATIONS UPDATE

COVID-19 Impact on Operations

First quarter results were less negatively impacted by credit losses and reserves of approximately $3.7 million, or $0.04 per share. Credit losses and abatements of $3.5 million in the first quarter represented a 40% sequential improvement, after adjusting for approximately $2.0 million of one-time recoveries on previously written off rents that were recognized in the fourth quarter of 2020.

The amounts below represent Acadia’s pro-rata share of credit losses, abatements and straight-line rent reserves primarily associated with the COVID-19 Pandemic (in millions):

First Quarter 2021 Credit Losses and Reserves	Core Same Store	Core Other	Funds	Total	Per Share

Credit Loss and Abatements - Billed Rents and Recoveries	$3.0	$0.1	$0.4	$3.5	$0.04
Straight-Line Rent Reserves	N/A	—	0.2	0.2	—
Total	$3.0	$0.1	$0.6	$3.7	$0.04

In the table above, “Credit Loss and Abatements – Billed Rents and Recoveries” represent reserves taken against a tenant’s rent and recoveries that were billable pursuant to the terms of a lease agreement. “Straight-Line Rent Reserves” represent reserves against a tenant’s straight-line rent balance. The balance is derived from the cumulative difference, generally from inception of the lease, between a tenant’s billed rents and the amount of rent recognized in earnings on a straight-line basis over the life of the lease.

Core Portfolio Cash Collections and Opening Status

The Company collected 92% of its first quarter pre-COVID billings as follows:

Asset Type	Q1 2021
Street/Urban	91%
Suburban	92%
Total Core Portfolio	92%

All amounts are based upon pre-COVD billings (original contract rents without regard to deferral or abatement agreements) and exclude the impact of any security deposits applied against tenant accounts.

Approximately 92% and 95% of Core Portfolio’s tenants were open for business at March 31, 2021, based on pro-rata gross ABR and GLA, respectively.

Balance Sheet

The Company accumulated approximately $40.0 million of cash, which was utilized to pay down debt during the first quarter, enabling it to reduce its Core indebtedness by approximately 5%.

As previously announced, the Company reinstated its quarterly dividend for the first quarter at $0.15 per common share, which was paid on April 15, 2021. The Company and its Board of Trustees will continue to revisit, and modify as needed, its quarterly distributions to meet its annual REIT taxable income requirements.

Year to date, no additional shares have been issued under the Company’s at-the-market equity program.

CONSOLIDATED FINANCIAL RESULTS

A complete reconciliation, in dollars and per share amounts, of (i) net income or loss attributable to Acadia to FFO (NAREIT and before Special Items) attributable to common shareholders and common OP Unit holders and (ii) operating income to NOI is included in the financial tables of this release.

Net Income (Loss)

Net income attributable to Acadia for the quarter ended March 31, 2021 was $5.2 million, or $0.06 per share. This included aggregate charges of $3.7 million, or $0.04 per share, related to credit loss, straight-line rent reserves and tenant abatements, primarily due to the COVID-19 Pandemic. These charges were partially offset by (i) $1.7 million, or $0.02 per share, from the unrealized mark-to-market gain on Albertsons and (ii) $5.1 million, or $0.06 per share, attributable to an aggregate gain on dispositions of Core and Fund investments. Net loss attributable to Acadia for the quarter ended March 31, 2020 was $8.4 million, or $0.10 per share, (i) inclusive of $12.4 million, or $0.14 per share attributable to impairment charges within the Funds and (ii) $4.2 million, or $0.05 per share related to credit loss and straight-line rent reserves, primarily due to the COVID-19 Pandemic.

FFO as Defined by NAREIT

FFO for the quarter ended March 31, 2021 was $24.3 million, or $0.26 per share. This included $3.7 million, or $0.04 per share, related to credit loss, straight-line rent reserves and tenant abatements, primarily due to the COVID-19 Pandemic. These charges were offset by $1.7 million, or $0.02 per share, from the unrealized mark-to-market gain on Albertsons. FFO for the quarter ended March 31, 2020 was $27.7 million, or $0.30 per share, inclusive of $4.2 million, or $0.04 per share, related to credit loss and straight-line rent reserves, primarily due to the COVID-19 Pandemic.

FFO before Special Items

FFO before Special Items for the quarter ended March 31, 2021 was $22.6 million, or $0.25 per share, which excludes $1.7 million, or $0.02 per share, substantially from the unrealized mark-to-market gain on Albertsons. There were no Special Items for the quarter ended March 31, 2020.

The Company did not recognize any promote or other transactional income during the first quarter of 2021.

CORE PORTFOLIO

Core Portfolio Operating Results

The Company had a decrease in same-property NOI of 14.5% for the first quarter 2021 as compared to the first quarter 2020 (pre-pandemic) primarily due to elevated credit reserves.

The Core Portfolio was 89.5% occupied and 91.0% leased as of March 31, 2021 compared to 89.9% occupied and 90.9% leased as of December 31, 2020. The leased rate includes space that is leased but not yet occupied and excludes development and redevelopment properties.

During the first quarter, the Company generated a 23.7% increase in rent on a GAAP basis and 1.1% increase in rent on a cash basis, on 11 conforming new and renewal leases aggregating approximately 60,000 square feet.

The Company continued to expand its Core leasing pipeline, which currently exceeds $10.0 million to date (of which $5.0 million has been executed) to date, with over 50% of the leasing pipeline within its Street/Urban portfolio, including key leases in Chicago, San Francisco and New York Metro.

FUND PLATFORM

Fund V Update

Fund V has approximately $100.0 million of new investments under contract and/or agreements in principle.

Additionally, Fund V extended its investment period to August 2022. The fund has $208.0 million of remaining capital commitments available to invest (approximately $600.0 million on a leveraged basis, including the $100.0 million of identified investments, above).

2021 GUIDANCE

The Company increased its annual 2021 guidance to reflect its improved outlook on leasing and credit reserves as follows:

2021 Guidance
	Revised	Prior

Net (loss) earnings per share attributable to Common Shareholders	$(0.08) to $0.06	$(0.12) to $0.04
Depreciation of real estate and amortization of leasing costs
(net of noncontrolling interests' share)	1.22 to 1.26	1.22 to 1.26
Gain on disposition of properties (net of noncontrolling interests' share)	(0.05) to (0.07)	(0.05) to (0.07)
Noncontrolling interest in Operating Partnership	(0.07) to (0.09)	(0.07) to (0.09)
Funds from operations per share attributable to Common Shareholders and Common OP Unit holders	$1.02 to $1.16	$0.98 to $1.14

Adjustments for Special Items:
Less: Albertsons unrealized holding gain (net of noncontrolling interest share)	(0.02)	—
Funds from operations before Special Items per share attributable to Common Shareholders and Common OP Unit holders	$1.00 to $1.14	$0.98 to $1.14

The revised guidance is based upon Acadia’s current view of existing market conditions and assumptions for the year ending December 31, 2021 and assumes no further government mandated shut-downs. Additionally, given the ongoing uncertainties resulting from the COVID-19 Pandemic, the 2021 guidance does not incorporate any assumptions involving adjustments to its straight-line rent reserves or predictions of the variability that inherently results from those tenants that are, or may be subsequently classified, on the cash basis of accounting. The impact of such amounts could be material. Accordingly, the Company will update its guidance throughout 2021, as appropriate to reflect such items.

Please refer to the Company’s first quarter 2021 supplemental information package for additional details on certain other assumptions involving its 2021 guidance.

CONFERENCE CALL

Management will conduct a conference call on Thursday, April 29, 2021 at 11:00 AM ET to review the Company’s earnings and operating results. Dial-in and webcast information is listed below.

Live Conference Call:

Date:            Thursday, April 29, 2021

Time:           11:00 AM ET

Dial#:         844-309-6711

Passcode:     “Acadia Realty” or “7162814”

Webcast (Listen-only):  www.acadiarealty.com under Investors, Presentations & Events

Phone Replay:

Dial#:            855-859-2056

Passcode:      “7162814”

Available Through:     Thursday, May 6, 2021

Webcast Replay:      www.acadiarealty.com under Investors, Presentations & Events

The Company uses, and intends to use, the Investors page of its website, which can be found at www.acadiarealty.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the Investors page, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, the website is not incorporated by reference into, and is not a part of, this document.

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth via its dual – Core Portfolio and Fund – operating platforms and its disciplined, location-driven investment strategy. Acadia Realty Trust is accomplishing this goal by building a best-in-class core real estate portfolio with meaningful concentrations of assets in the nation’s most dynamic corridors; making profitable opportunistic and value-add investments through its series of discretionary, institutional funds; and maintaining a strong balance sheet. For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain statements in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative thereof, or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results and financial performance to be materially different from future results and financial performance expressed or implied by such forward-looking statements, including, but not limited to: (i) economic, political and social uncertainty surrounding the COVID-19 Pandemic, including (a) the effectiveness or lack of effectiveness of governmental relief in providing assistance to businesses, including the Company’s tenants, that have suffered significant declines in revenues as a result of mandatory business shut-downs, “shelter-in-place” or “stay-at-home” orders and social distancing practices, as well as to individuals adversely impacted by the COVID-19 Pandemic, and various actions taken to contain or mitigate the impact of the COVID-19 Pandemic (including vaccines), (b) the duration of any such orders or other formal recommendations for social distancing and the speed and extent to which revenues of the Company’s retail tenants recover following the lifting of any such orders or recommendations, (c) temporary or permanent migration out of major cities by customers, including cities where the Company’s properties are located, which may have a negative impact on the Company’s tenants’ businesses, (d) the potential impact of any such events on the obligations of the Company’s tenants to make rent and other payments or honor other commitments under existing leases, (e) to the extent we were seeking to sell properties in the near term, significantly greater uncertainty regarding our ability to do so at attractive prices, (f) the potential adverse impact on returns from development and redevelopment projects, and (g) the broader impact of the severe economic contraction and increase in unemployment that has occurred in the short term and negative consequences that will occur if these trends are not quickly reversed; (ii) the ability and willingness of the Company’s tenants (in particular its major tenants) and other third parties to satisfy their obligations under their respective contractual arrangements with the Company; (iii) macroeconomic conditions, such as a disruption of or lack of access to the capital markets; (iv) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (v) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and their effect on the Company’s revenues, earnings and funding sources; (vi) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of the London Interbank Offered Rate after 2021; (vii) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (viii) the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (ix) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (x) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) uninsured losses; (xiv) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xv) information technology security breaches, including increased cybersecurity risks relating to the use of remote technology during the COVID-19 Pandemic; and (xvi) the loss of key executives. The risks described above are not exhaustive and additional factors could adversely affect the Company’s business and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and other periodic or current reports the Company files with the SEC. Any forward-looking statements in this press release speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in the events, conditions or circumstances on which such forward-looking statements are based.

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Statements of Operations (a)

(dollars and Common Shares in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Revenues
Rental income	$67,205	$70,457
Other	2,189	963
Total revenues	69,394	71,420

Operating expenses
Depreciation and amortization	31,390	33,377
General and administrative	8,996	9,070
Real estate taxes	11,462	10,447
Property operating	13,477	13,320
Impairment charges	—	51,549
Total operating expenses	65,325	117,763

Gain on disposition of properties	4,612	—
Operating income (loss)	8,681	(46,343)

Equity in earnings of unconsolidated affiliates	2,263	1,255
Interest and other income	1,700	2,929
Realized and unrealized holding gains on investments and other	6,507	(530)
Interest expense	(17,141)	(18,302)
Income (loss) from continuing operations before income taxes	2,010	(60,991)
Income tax (provision) benefit	(150)	952
Net income (loss)	1,860	(60,039)
Net loss attributable to noncontrolling interests	3,302	51,625
Net income (loss) attributable to Acadia	$5,162	$(8,414)

Less: net income attributable to participating securities	(156)	—
Net income (loss) attributable to Common Shareholders - basic and diluted earnings and basic loss per share	$5,006	$(8,414)

Weighted average shares for basic and diluted earnings and basic loss per share	86,346	86,972

Net earnings per share - basic and diluted, net loss per share - basic(b)	$0.06	$(0.10)

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Net Income (Loss) to Funds From Operations (a, c)

(dollars and Common Shares and Units in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020

Net income (loss) attributable to Acadia	$5,162	$(8,414)

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share)	23,807	24,088
Impairment charges (net of noncontrolling interests' share)	—	12,400
Gain on disposition of properties (net of noncontrolling interests' share)	(5,096)	—
Income (loss) attributable to Common OP Unit holders	347	(462)
Distributions - Preferred OP Units	123	126
Funds from operations attributable to Common Shareholders and Common OP Unit holders	$24,343	$27,738

Adjustments for Special Items:
Less: Albertsons unrealized holding gain (net of noncontrolling interest share)	(1,738)	—
Funds from operations before Special Items attributable to Common Shareholders and Common OP Unit holders	$22,605	$27,738

Funds From Operations per Share - Diluted
Basic weighted-average shares outstanding, GAAP earnings	86,323	86,972
Weighted-average OP Units outstanding	5,120	5,189
Assumed conversion of Preferred OP Units to common shares	465	465
Assumed conversion of LTIP units and restricted share units to common shares	23	159
Weighted average number of Common Shares and Common OP Units	91,931	92,785

Diluted Funds from operations, per Common Share and Common OP Unit	$0.26	$0.30

Diluted Funds from operations before Special Items, per Common Share and Common OP Unit	$0.25	$0.30

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Operating Income (Loss) to Net Property Operating Income (“NOI”) (a)

(dollars in thousands)

	Three Months Ended March 31,
	2021	2020

Consolidated operating income (loss)	$8,681	$(46,343)
Add back:
General and administrative	8,996	9,070
Depreciation and amortization	31,390	33,377
Impairment charges	—	51,549
Straight-line rent reserves	817	2,967
Less:
Above/below market rent, straight-line rent and other adjustments	(5,284)	(4,336)
Gain on disposition of properties	(4,612)	—
Consolidated NOI	39,988	46,284

Noncontrolling interest in consolidated NOI	(10,861)	(14,298)
Less: Operating Partnership's interest in Fund NOI included above	(2,618)	(3,595)
Add: Operating Partnership's share of unconsolidated joint ventures NOI (d)	3,300	6,346
NOI - Core Portfolio	$29,809	$34,737

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Balance Sheets (a)

(dollars in thousands)

	As of
	March 31, 2021	December 31, 2020
ASSETS
Investments in real estate, at cost
Land	$767,631	$776,275
Buildings and improvements	2,847,797	2,848,781
Tenant improvements	196,748	191,046
Construction in progress	6,453	5,751
Right-of-use assets - finance leases	25,086	25,086
	3,843,715	3,846,939
Less: Accumulated depreciation and amortization	(605,684)	(586,800)
Operating real estate, net	3,238,031	3,260,139
Real estate under development	234,338	247,349
Net investments in real estate	3,472,369	3,507,488
Notes receivable, net	101,410	101,450
Investments in and advances to unconsolidated affiliates	256,332	249,807
Other assets, net	162,596	173,809
Right-of-use assets - operating leases, net	74,803	76,268
Cash and cash equivalents	15,424	19,232
Restricted cash	15,723	14,692
Rents receivable, net	46,356	44,136
Assets of properties held for sale	8,669	—
Total assets	$4,153,682	$4,186,882

LIABILITIES
Mortgage and other notes payable, net	$1,188,695	$1,204,581
Unsecured notes payable, net	420,960	420,858
Unsecured line of credit	105,400	138,400
Accounts payable and other liabilities	237,058	269,911
Lease liability - operating leases, net	87,910	88,816
Dividends and distributions payable	14,018	147
Distributions in excess of income from, and investments in, unconsolidated affiliates	15,272	15,616
Total liabilities	2,069,313	2,138,329
Commitments and contingencies
EQUITY
Acadia Shareholders' Equity
Common shares, $0.001 par value, authorized 200,000,000 shares, issued and outstanding 86,302,352 and 86,268,303 shares, respectively	86	86
Additional paid-in capital	1,683,552	1,683,165
Accumulated other comprehensive loss	(41,962)	(74,891)
Distributions in excess of accumulated earnings	(174,829)	(167,046)
Total Acadia shareholders’ equity	1,466,847	1,441,314
Noncontrolling interests	617,522	607,239
Total equity	2,084,369	2,048,553
Total liabilities and equity	$4,153,682	$4,186,882

ACADIA REALTY TRUST AND SUBSIDIARIES

Notes to Financial Highlights:

(a)

For additional information and analysis concerning the Company’s balance sheet and results of operations, reference is made to the Company’s quarterly supplemental disclosures for the relevant periods furnished on Form 8-K to the SEC and included on the Company’s website at www.acadiarealty.com.

(b)

Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares. The effect of the conversion of common units of partnership interest (“OP Units”) in Acadia Realty Limited Partnership, the “Operating Partnership” of the Company, is not reflected in the above table as they are exchangeable for Common Shares on a one-for-one basis. The income allocable to such units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these OP Units would have no net impact on the determination of diluted earnings per share.

(c)

The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. In addition, the Company believes that given the atypical nature of certain unusual items (as further described below), “FFO before Special Items” is also an appropriate supplemental disclosure of operating performance. FFO, FFO before Special Items and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income (loss) that are not indicative of the operating performance, such as gains (losses) from sales of real estate property, depreciation and amortization, and impairment of real estate property. In addition, NOI excludes interest expense and FFO before Special Items excludes certain unusual items (as further described below). The Company’s method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor FFO before Special Items represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”) and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income (loss) for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of real estate property, plus depreciation and amortization, impairment of real estate property, and after adjustments for unconsolidated partnerships and joint ventures. Also consistent with NAREIT’s definition of FFO, the Company has elected to include gains and losses incidental to its main business (including those related to its RCP investments such as Albertsons) in FFO. FFO before Special Items begins with the NAREIT definition of FFO and further adjusts FFO to take into account FFO without regard to certain unusual items including charges, income and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio.

(d)

The pro-rata share of NOI is based upon the Operating Partnership’s stated ownership percentages in each venture or Fund’s operating agreement. Does not include the Operating Partnership's share of NOI from unconsolidated joint ventures within the Funds.